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                                                                  EXHIBIT 10.12

THIS NOTE IS NON-NEGOTIABLE AND NON-TRANSFERABLE AND NO INTEREST SHALL BE PAID EXCEPT TO THE PAYEE NAMED HEREIN EXCEPT AS OTHERWISE NOTED HEREIN.

NEITHER THIS NON-NEGOTIABLE CONVERTIBLE SUBORDINATED NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (TOGETHER, THE "SECURITIES LAWS") AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED IN THE ABSENCE OF COMPLIANCE WITH SUCH SECURITIES LAWS AND UNTIL THE ISSUER THEREOF SHALL HAVE RECEIVED AN OPINION FROM COUNSEL ACCEPTABLE TO IT THAT THE PROPOSED DISPOSITION WILL NOT VIOLATE ANY APPLICABLE SECURITIES LAWS.


                         CONVERTIBLE SUBORDINATED NOTE

$4,800,000                                                  September   , 1997

FOR VALUE RECEIVED, Clark/Bardes, Inc, a Texas corporation (the "Company"), promises to pay to Bank Compensation Strategies, Inc., a Minnesota corporation, or its permitted assigns ("Holder"), in lawful money of the United States of America, the principal sum of FOUR MILLION EIGHT HUNDRED THOUSAND DOLLARS ($4,800,000), together with interest in arrears on the unpaid principal balance at a rate equal to EIGHT AND ONE-HALF PERCENT (8 1/2%) per annum, in the manner provided below. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated September , 1997 (the "Agreement"), by and among the Company, Holder, Lawrence H. Hendrickson, Richard C. Chapman and Walter Hilgenberg ("Shareholders"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

1.   PAYMENTS.

     1.1 PRINCIPAL AND INTEREST. The principal amount of this Note shall be due and payable on September 15, 2007. Interest on the unpaid principal balance of this Note shall be due and payable quarterly on the fifteenth (15th) day of March, June, September and December of each year, commencing December 15, 1997 until said principal amount of the Note is paid in full or upon conversion of the Note in accordance with Section 6 hereof.
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     1.2  MANNER OF PAYMENT. All payments of principal and interest on this
Note shall be made by check at 3600 West 80th Street, Suite 200, Bloomington, NM 55431 or at such other place in the United States of America as Holder shall designate to the Company in writing. If any payment of principal or interest on this Note is due on a day which is not a Business day, such payment shall be due on the next succeeding Business Day, and such extension of time shall not be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Texas.

     1.3 PREPAYMENT. The Company may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by the accrued interest on the amount of principal prepaid calculated to the date of such prepayment. The Company shall provide Holder with not less than forty-five (45) days written notice prior to such prepayment. In the event a transaction described in Section 6.3 hereof is contemplated prior to or contemporaneous with prepayment, said written notice shall include the information specified in the notice made pursuant to Section 6.3 hereof.

     1.4 RIGHT OF SETOFF. The Company shall have the right to withhold and setoff against any amount due hereunder the amount of any claim for indemnification or payment of damages to which the Company may be entitled under the Agreement, as provided in Section 9 thereof.

2.   DEFAULT.

     2.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events with respect to Company shall constitute an event of default hereunder ("Event of Default"):

          (a) If Company shall fail to pay when due any payment of principal or interest on this Note and such failure continues for fifteen (15) days after the Holder notifies the Company thereof in writing; provided, however, that the exercise by the Company in good faith of its right of setoff pursuant to Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default; and provided, further, that in the event the exercise of the right of setoff by the Company is determined to be all or in part unjustified, in addition to any other remedies and rights that the Holder may have against the Company, the Company shall pay all the Holder's reasonable costs and expenses, including reasonable legal fees, to collect this Note, including the amount of the setoff.

          (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), the Company shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due

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          (c)  If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Company or substantially all of the Company's properties, or (iii) orders the liquidation of the Company, and in each case the order or decree is not dismissed within 90 days.

          (d) Any declared default of the company under any Senior Debt (as defined below) that gives the holder thereof the right to accelerate such Senior Debt, and such Senior Debt is in fact accelerated by the holder.

     2.2 NOTICE BY THE COMPANY. The Company shall notify Holder in writing within five days after the occurrence of any Event of Default of which the Company acquires knowledge.

     2.3 REMEDIES. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Holder), Holder may (subject to the provisions of Section 3), at its option, (i) by written notice to the Company, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from the Company all sums due under this Note. The Company shall pay all reasonable costs and expenses incurred by or on behalf of Holder in connection with Holder's exercise of any or call of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

3.   SUBORDINATION.

     The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Debt, as hereinafter defined.

     3.1 SUBORDINATION; RESTRICTION ON SUBORDINATED DEBT. Anything in this Note to the contrary notwithstanding, the indebtedness evidence by this Note, including, without limitation, principal, premium, if any, and interest and any and all fees, expenses, indemnities and all other monies owing at any time pursuant to or in connection with this Note (the "Subordinated Debt") shall be subordinated and junior to the extent set forth in subparagraphs (a) through
(c), inclusive, below, to all Senior Debt.

          (a) If a Default or an Event of Default (as defined in Section 3.3 below) shall occur, then, unless and until such Default or Event of Default shall have been remedied by indefeasible payment in full of all Senior Debt in cash or otherwise cured, or expressly waived in writing by all affected holders of Senior Debt, the Company shall not make and the Holder under this Note shall not accept or receive any direct or indirect payment of or on account of any Subordinated Debt; provided, however, the Holder under this Note may receive and accept any direct or indirect payment on account of any Subordinated Debt unless or until the


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Holder under this Note has received written notice of a Default or Event of
Default; for the purpose of this Section 3.1(a) written notice of Default or Event of Default may be given to the Holder under this Note at the address set forth in Section 1.2 hereof or such other place or places as the Holder or Holders under this Note or any replacement hereof designate in writing to the holder or holders of Senior Debt then outstanding at the notice address maintained for such holder pursuant to the Purchaser Schedule maintained in accordance with the Senior Note Agreement (as defined in Section 3.3 below) and the SPSS Note Agreement (as defined in Section 3.3 below) and any such similar schedule maintained under the Put Rights Agreement (as defined in Section 3.3 below).

     (b) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all "Senior Debt shall first be indefeasibly paid in full and in cash before any payment is made of or on account of any Subordinated Debt.

     (c) In any of the proceedings referred to in subparagraph (b) above, any payment or distribution of any kind or character whether in cash, property, stock or obligations, which may be payable or deliverable by the Company in respect of this Note shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or Person making the payment or delivery or designated by any holder of Senior Debt) for the ratable application in payment thereof in accordance with the priorities then existing among such holders, unless and until all Senior Debt shall have been indefeasibly paid in full and in cash.

     (d) In the event any of the proceedings referred to in paragraph (b) above, the holder of this Note will, at the Required Holder(s) request, file any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of the Company in respect of the Subordinated Debt. In the event that the holder of this Note should fail to take such action requested by the Required holder(s), the Required Holder(s) may, as attorney-in-fact for the holder of this Note, take such action on behalf of the holder of this Note, and the holder of this Note hereby irrevocably appoints the Required Holder(s) as attorney-in-fact for the holder of this Note to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character and to take such other proceedings in the Required Holder(s) own name(s) or in the name of the Holder of this Note as the Required Holder(s) may deem necessary or advisable for the enforcement of the terms contained in this Note; and the Holder of this Note will execute and deliver to the Required Holder(s) such other and further power of attorney or other instruments as the Required Holder(s) may request in order to accomplish the foregoing.




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     (e)  If any payment or distribution of any character, whether in cash, securities or other property, shall be received by the Holder of this Note in contravention of any of the terms of this Note and before all the Senior Debt shall have been indefeasibly paid in full and in cash, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Debt at the time outstanding and shall forthwith be paid over or delivered and transferred to the holders of the Senior Debt for the ratable application in payment thereof in accordance with the priorities then existing among such holders.

     (f) The Holder of this Note will not commence any action or proceeding, including, without limitation, any action to recover on a right of setoff or similar right or remedy, against the Company to recover all or any part of the Subordinated Debt or join with any creditor, unless the holders of the Senior Debt shall also join, in bringing any proceedings against the Company under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the Federal or any state government unless and until all Senior Debt shall be indefeasibly paid in full and in cash.

     (g) Payment of the Subordinated Debt will not be secured by any security interest or lien and the holder of this Note will neither request nor permit any Person to guarantee or act as a surety for the payment of the Subordinate Debt, unless all Senior Debt has been indefeasibly paid in full and in cash.

     (h) The amount, the rate of interest charged, or the time, place, manner, terms or amount of principal or interest payments of this Note, may not be altered in any fashion, and the principal owing with respect to this Note may not be paid prior to the scheduled date of payment thereof, without, in each instance, the prior express written consent of the Required Holder(s) unless all Senior Debt has been indefeasibly paid in full and in cash; provided, however, the Holder under this Note may be entitled to waive defaults, defer the time of payments, change the place for payments, and change the manner of payments so long as no acceleration of payments occurs.

     (i) Subject to the rights, if any, of the holders of Senior Debt under this Section 3 to receive cash, securities or other properties otherwise payable or deliverable to Holder under this Note and to restrict the Holder's commencement of proceedings, nothing contained in this Section 3 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder under this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

     (j) Subject to the payment in full of all Senior Debt and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Debt (to the extent of payments or distributions previously made to such holders of Senior Debt pursuant


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          to the provisions of Section 3.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Debt. No such payments or distributions applicable to the Senior Debt shall, as between the Company and its creditors, other than the holders of Senior Debt and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt to which the Holder would be entitled except for the provisions of this Section 3 shall, as between the Company and its creditors, other than the holders of Senior Debt and the Holder, be deemed to be a payment by the Company to or on account of the Senior Debt.

               (k) By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Debt in order to implement the foregoing provisions of this Section 3.

          3.2 RIGHTS OF HOLDERS OF SENIOR DEBT. The subordination provisions of this Note shall be deemed a continuing offer to all holders of Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders, and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this Note shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Note. Without in any way limiting the generality of the foregoing, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holder, and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults under Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) release any Person liable in any manner for the payment or collection of Senior Debt; (iii) sell, exchange, release or otherwise deal with all or any part of the property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, Senior Debt; (iv) exercise or refrain from exercising any rights against the Company and any other Person, including any guarantor or surety; and (v) apply any sums, by whomsoever paid or however realized, to Senior Debt.


          3.3  DEFINITIONS FOR THE PURPOSES OF THIS SECTION 3 ONLY.


              "DEFAULT" shall mean a Default as such term is defined under any of the Senior Note Agreement, the SPSS Note Agreement, the Put Rights Agreement, the Working Capital Note Agreement or the Medium Term Note.

              "EVENT OF DEFAULT" shall mean an Event of Default as such term is defined under any of the Senior Note Agreement, the SPSS Note Agreement, the Put Rights Agreement, the Working Capital Note Agreement or the Medium Term Note.






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              "MEDIUM TERM NOTE" shall mean that certain Medium Term Note dated of even date herewith (as the same may be amended, modified, supplemented or restated from time to time) between the Company and Bank Compensation Strategies, Inc., a Minnesota corporation.

              "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

              "PUT RIGHTS AGREEMENT" shall mean that certain Put Rights Agreement dated of even date herewith (as the same may be amended, modified, supplemented or restated from time to time) among the Company, Great-West Life & Annuity Insurance Company, Life Investors Insurance Company of America and Nationwide Life Insurance Company; the term "Put Notes" shall mean any and all Put Notes of the Company issued pursuant to the Put Rights Agreement.

              "REQUIRED HOLDER(s)" shall mean the holder or holders of at least 50.1% of the aggregate principal amount of the Senior Debt from time to time outstanding.

              "SENIOR DEBT" shall mean all obligations (whether now outstanding or hereafter incurred), for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise including, without limitation, principal, premium, if any, interest (including interest incurred after the filing of any of the proceedings referred to in Section 3.1(b) above) and any and all fees, expenses, indemnities and all other monies whether now owing or hereafter incurred in respect of (i) the Senior Notes or the Senior Note Agreement (ii) the SPSS Notes or the SPSS Note Agreement, (iii) the Put Notes or the Put Rights Agreement, (iv) the Working Capital Notes or the Working Capital Note Agreement, or (v) the Medium Term Note; provided, however, that notwithstanding anything contained herein to the contrary, Senior Debt shall not include more than $4,000,000 aggregate principal amount of Working Capital Notes and $5,700,000 aggregate principal amount of Medium Term Note, together with premium, if any, interest (including interest incurred after the filing of any of the proceedings referred to in Section 3.1(b) above) and any and all fees, expenses, indemnities and all other monies whether now owing or hereafter incurred in respect of such Working Capital Notes or Medium Term Note.

              "SENIOR NOTE AGREEMENT" shall mean that certain Note Agreement dated of even date herewith (as the same may be amended, modified, supplemented or restated from time to time) among the Company, Great-West Life & Annuity Insurance Company, Life Investors Insurance Company of America and Nationwide Life Insurance Company; the term "Senior Notes" shall mean any and all Senior Secured Notes of the Company issued pursuant to the Senior Note Agreement.

              "SPSS NOTE AGREEMENT" shall mean that certain Note and Warrant Purchase Agreement dated of even date herewith (as the same may be amended, modified, supplemented or restated from time to time) among the Company, Great-West Life & Annuity Insurance Company, Life Investors Insurance Company of America and Nationwide Life Insurance Company; the term



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         "SPSS Notes shall mean any and all Second Priority Senior Secured
Notes of the Company issued pursuant to the SPSS Note Agreement.

              "WORKING CAPITAL NOTE AGREEMENT" shall mean that certain note agreement evidencing the Company's revolving working capital facility entered into pursuant to paragraph 5S of the Senior Note Agreement and the SPSS Note Agreement (as the same may be amended, modified, supplemented or restated from time to time) between the Company and General American Life Insurance Company; the term "Working Capital Notes" shall mean any and all promissory notes of the Company issued pursuant to the Working Capital Note Agreement.

4.  TRANSFERABILITY.

         4.1 Except as otherwise provided in Sections 4.2 and 7.5 below, Holder is prohibited from transferring its right, title and interest in this Note.

         4.2 Holder shall have the right at any time, at its option, to transfer all of its right, title and interest in this Note to Lawrence H. Hendrickson, Richard C. Chapman and Walter Hilgenberg (hereinafter referred to collectively as "shareholders" and individually as a "Shareholder"). Upon written notice from Holder of such transfer, the Company shall execute and deliver to said Shareholders new notes in such principal amounts (which together may not exceed the then outstanding principal amount of this Note) as set forth in written instructions provided from Holder. In addition, the Holder shall have the right at any time, at its option, to transfer all of its right, title and interest in the Conversion rights set forth in Sections 5 and 6 hereof ("Conversion Rights") to the Shareholders separately from this Note. To the extent the Conversion Rights have been transferred separately to the Shareholders, (a) the Shareholders shall have no further right to transfer the Conversion Rights, voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Company, which consent shall not be unreasonably withheld; (b) no person or entity other than the Shareholder shall have the right to exercise the Conversion Rights without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (c) as a condition of the exercise of such Conversion Rights an appropriate portion of this Note will be surrendered to the Company by the Holder contemporaneously with the exercise of the Conversion Rights.

5.  CONVERSION.

         5.1 VOLUNTARY CONVERSION. At any time after December 31, 1997, the Holder shall have the right, at the Holder's option, at any time prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with the provisions of Section 5.2 hereof, in whole or in part, into fully paid and nonassessable shares of Common Stock of the Company (the "Common Stock"). The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the outstanding principal amount of the Note to be converted together with all accrued interest thereon to the date of conversion by $2.95 (the "Conversion Price"). It is a condition to the exercise of any right of conversion pursuant to this



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Section 5.1 that the Holder enter into the Stockholders Agreement between the
Company and its stockholders. The Company has provided the Holder a copy of its current Stockholders Agreement and shall provide the Holder a copy of any amendment thereto or any new stockholders agreement as soon as it is reasonably available, but in any event not later than the notice of prepayment set forth in Section 1.3 hereof.

     5.2  CONVERSION PROCEDURE.

          (a) NOTICE OF CONVERSION PURSUANT TO SECTION 5.1. Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert all or a portion of this Note pursuant to Section 5.1, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. If this Note is converted in part only, the Company shall execute and deliver a new note to the Holder thereof in the principal amount equal to the portion of this Note not so converted.

          (b) MECHANICS AND EFFECT OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of this Note. Upon the conversion of this Note pursuant to Section 5.1 above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with a new note for the principal amount of the Note that was not converted. In the event of any conversion of this Note pursuant to Section 5.1 above, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date and shall be bound by the terms of the Stockholders' Agreement. Upon conversion of all or a portion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, to the extent of the principal amount so converted.

     5.3  ADDITIONAL CONDITIONS TO CONVERSION.    As a condition of the
issuance of shares of Common Stock to the Holder of this Note upon conversion, the Company may require that the Holder make investment representations with respect to the Common Stock similar in form and substance to the undertakings contained in Section 3(a)(iv) of the Agreement and further may require that any certificate for shares of Common Stock bear a legend similar in form and content to the legend specified in Section 2(i) of the Agreement. In the event that the Company is taxed as a Sub-Chapter S Corporation on the date of conversion, the Company may, at its option, require as a






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condition of the issuance of shares of Common Stock to the Holder, that the
Holder deliver to the Company an opinion of counsel reasonably acceptable to it that the issuance of Company Common Stock to the Holder as a result of the conversion will not terminate the Company's Sub-Chapter S status.

6.   CONVERSION PRICE ADJUSTMENTS.

     6.1 ADJUSTMENTS FOR STOCK SPLITS AND SUBDIVISIONS. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date if fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

     6.2 ADJUSTMENTS FOR REVERSE STOCK SPLITS. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

     6.3  NOTICES OF RECORD DATE, ETC.  If the event of:

          (a) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that or of the last such cash dividend theretofore paid) or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

          (c) Any voluntary or involuntary dissolution, liquidation or winding up of the Company;


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then the Company will mail to the Holder at least twenty (20) days prior to the earliest date specified therein, a notice specifying:

          (i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

          (ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon and a description thereof.

     6.4 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes.

7.   MISCELLANEOUS.

     7.1 WAIVER. The rights and remedies of Holder under this Notes shall be cumulative and not alternative. No waiver by Holder of any right or remedy under this Note shall be effective unless in a writing signed by Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Holder arising out of this Note can be discharged by Holder, in whole or in part by a waiver or renunciation of the claim or right unless in a writing, signed by Holder; (b) no waiver that may be given by Holder will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Company will be deemed to be a waiver of any obligation of Company or of the right of Holder to take further action without notice or demand as provided in this Note. Company hereby waives presentment, demand, protest and notice of dishonor and protest.

     7.2 NOTICES. Any notice required or permitted to be given hereunder shall be given by the Company to the Holder or the Holder to the Company in accordance with Section 11(h) of the Agreement.


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
     7.3 SEVERABILITY. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     7.4 GOVERNING LAW. This Note will be governed by the laws of the State of Minnesota without regard to conflicts of laws principles.

     7.5 PARTIES IN INTEREST. This Note shall bind the Company and its successors and assigns. This Note shall not be assigned by Holder without the express prior written consent of Company, except as follows:

          (a)  by will or in default thereof by operation of law;

          (b) by gift to the Holder's spouse, children, grandchildren or parents or a trust for the benefit of such persons;

          (c) by gift to any other third party but only with the express written consent of the Company, which consent shall not be unreasonably withheld; and

          (d) to a revocable trust created by the Holder, of which the Holder is the primary beneficiary during his lifetime.

     7.6 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first stated above.


                                CLARK/BARDES, INC.


                                By: ______________________________
                                Title:____________________________


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
                              NOTICE OF CONVERSION

                  (To Be Signed Only Upon Conversion of Note)

TO CLARK/BARDES, INC.

     The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of CLARK/BARDES, INC., to the extent of $_____ of the unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, _______ whose address is _________________.

Dated: ______________________


                                     __________________________________________
                                     (Signature must conform in all respects to name of holder as specified on the face of the Note)



                                     __________________________________________
                                                     (Address)




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